UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2025

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-56642	46-5217451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St. Provo, UT 84601
(Address of principal executive offices)

(760) 933-8437
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 2, 2025, Angel Studios, Inc. (the “Company”) entered into a note and warrant purchase agreement (the “Purchase Agreement”) with an investor (the “Investor”), providing for the private placement of a subordinated convertible promissory note with a principal balance of $5,000,000 (the “Note”) and warrant (the “Warrant”) to purchase 30,525 shares of the Company’s Class C Common Stock with an exercise price of $32.76 per share.. The Note bears interest at a rate of 15.00% per annum, compounded monthly, and computed on the basis of a 365-day year, and the Note and any interest accrued, is due and payable in cash on the maturity date of May 1, 2027 (the “Maturity Date”). The Warrant may be exercised during the term of the Note and will expire at 5 p.m. Utah local time on May 1, 2027.

At the Investor’s option and prior to the Maturity Date, the Note and any accrued interest may be converted into shares of the Company’s Class C Common Stock (the “Class C Common Stock”) at a fixed price of $32.76 per share. The Company does not have the right to prepay the Note.

Upon the occurrence of an Event of Default (as defined below), the Investor may, by written notice to the Company, declare the Note to be due immediately and payable with respect to the Note balance. An “Event of Default” means (i) failure by the Company to pay the Note balance on the Maturity Date, (ii) voluntary bankruptcy or insolvency proceedings, or (iii) involuntary bankruptcy or insolvency proceedings. Upon the occurrence of an Event of Default specified in clause (ii) or (iii) above, the Note balance shall automatically and immediately become due and payable, in all cases without any action on the part of the Investor.

The closing of the sale of the Note and Warrant occurred on May 5, 2025. Pursuant to the Purchase Agreement, the company issued a Note with the aggregate principal amount of $5,000,000 to the Investor, following receipt of the respective purchase amounts. Along with the issuance of the Note, the Company also issued a Warrant to purchase an aggregate of 30,525 shares of the Company’s Class C Common stock to the Investor. Upon the completion of the foregoing, the sale of the Note and Warrant, in the aggregate principal amount of $5,000,000, pursuant to the Purchase Agreement, has been duly consummated and closed.

The foregoing description of the Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, form of Note and form of Warrant, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

The Note, the Warrant, and any equity securities issuable upon conversion of the Note or exercise of the Warrant (the “Securities”) were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Investor. Accordingly, the Securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description
10.1	Note and Warrant Purchase Agreement

10.2	Form of Subordinated Convertible Promissory Note

10.3	Form of Warrant

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: May 9, 2025	By:	/s/ Patrick Reilly
Patrick Reilly
Chief Financial Officer